UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 6, 2007

NORTH COAST PARTNERS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-29397 (Commission File Number)	33-0619528 (IRS Employer Identification No.)

909 Logan Street, Suite 7J
Denver, Colorado 80203
(Address of Principal Executive Offices, Zip Code)

(516) 887-8200
(Registrant's Telephone Number, Including Area Code)

__________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant's Business and Operations

Employment Agreement

Effective November 6, 2007, North Coast Partners, Inc. a Delaware corporation (the “Registrant”) entered into an Employment Agreement with Craig Moody (the “Agreement”), pursuant to which Mr. Moody will be employed as the Chief Executive Officer of the Registrant. The Agreement provides that Mr. Moody will receive 600,000 shares common stock of the Registrant. In addition, Mr. Moody will receive an annual salary of $240,000 payable in equal monthly installments of $20,000 per month, which is scheduled to commence two weeks after the Registrant completes any future financing of $3,000,000 to $5,000,000. The Agreement also provides that if Mr. Moody’s employment is terminated by the Registrant without cause, the Registrant will compensate Mr. Moody through the date of termination, in the form of three months’ salary and shares of the Registrant’s common stock pro-rated at a rate of 25,000 shares per month. If Mr. Moody’s employment is terminated for cause, the Registrant will pay Mr. Moody his accrued salary through the date of termination.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 6, 2007, Mel Venkateswaran resigned from his position as a Chief Executive Officer of the Registrant. Mr. Venkateswaran remains a director of the Registrant. On the same date, the board of directors of the Registrant (the “Board”) appointed Craig Moody as the Chief Executive Officer of the Registrant. The Board also appointed Robert Montesano as a director of the Registrant.

From June 2003 to present, Mr. Moody has been the Managing Partner of Andrew & Associates International, a strategic and financial consultancy company that provides services to media, entertainment and technology companies in Europe and the United States. From February, 2002 to May 2003, Mr. Moody was the Chief Executive Officer of Lexington Commercial Holdings, an investment firm. From September 2000 to January 2002, Mr. Moody was a partner in Andrew & Associates International. Mr. Moody graduated from the University of Southern California in 1979 with a Bachelor of Science, Business Administration.

Since April 2005, Robert Montesano has worked with Superior Product Designs as a sales manager and played an integral role in setting up an initial infrastructure to support sales efforts worldwide. From February 1999 to April 2005, Mr. Montesano worked at Sutton West, where he was a real estate sales consultant. Mr. Montesano graduated in 1998 from York University and received a Bachelor of Business Administration.

Neither Mr. Moody nor Mr. Montesano has been affiliated with any company that has filed for bankruptcy within the last five years. They do not have any family relationships with any of the other directors or executive officers of the Registrant. There were no transactions during the last two years, or any proposed transactions, to which the Registrant was or is to be a party, in which Mr. Moody or Mr. Montesano had or is to have a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit No.	Description

10.3	Employment Agreement, dated November 6, 2007, between the Registrant and Craig Moody.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH COAST PARTNERS, INC.

Date: November 13, 2007	By: /s/ Craig Moody
Name: Craig Moody
Title: Chief Executive Officer